UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 2, 2025

AQUA METALS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37515	47-1169572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
5370 Kietzke Lane, Suite 201 Reno, Nevada 89511
(Address of principal executive offices)

(775) 525-1936
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b)of the Act:

Title of each class Common stock: Par value $.001	Trading Symbol(s) AQMS	Name of each exchange on which registered Nasdaq Stock Market LLC

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 2, 2025, Aqua Metals, Inc. (the “Company”) received a letter (the “Letter”) from the Nasdaq Stock Market, LLC (the “Nasdaq”). The Letter notified the Company that it had fallen below compliance with respect to the continued listing standard set forth in Rule 5550(a)(2) of the Nasdaq Listing Rules because the closing bid price of the Company’s common stock over the previous 30 consecutive trading-day period had fallen below $1.00 per share. The Letter states that due to the fact that the Company has effected a reverse stock split over the prior one-year period, the Company is not eligible for any compliance period under the Nasdaq Listing Rules in order to regain compliance with the minimum bid requirement and, consequently, the Company’s securities will be delisted from the Nasdaq Capital Market unless the Company requests an appeal with the Nasdaq Hearing Panel by July 9, 2025

The Company intends to file an appeal with the Nasdaq Hearing Panel by July 9, 2025 and, according to the Letter, a timely notice of appeal will stay the delisting of the Company’s common stock from the Nasdaq Capital Market pending the appeal.

The Company notes that is has scheduled its annual meeting of stockholders for July 22, 2025, at which the stockholders of the Company will be asked to approve, among other things, an amendment to the Company’s First Amended and Restated Certificate of Incorporation to effect a reverse split of the Company’s issued and outstanding shares of common stock, at a specific ratio, ranging from one-for-two (1:2) to one-for-ten (1:10), with the exact ratio within such range to be determined by the Board of Directors of the Company. The Company believes that stockholder approval of the reverse split, and the implementation of such split on a timely basis, will enable the Company to successfully appeal the proposed delisting of the Company’s common stock from the Nasdaq Capital Market. However, there can be no assurance that the Company’s stockholders will approve the reverse split or, if they do, that the Company will regain compliance with Nasdaq Listing Rule 5550(a)(2) in a timely manner, in which case the Nasdaq will delist the Company’s common stock from the Nasdaq Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUA METALS, INC.

Dated: July 3, 2025	/s/ Stephen Cotton
Stephen Cotton,
President and Chief Executive Officer